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                                                                Exhibit 3.1


                             AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                        T/SF COMMUNICATIONS CORPORATION


It is hereby certified that:

        1. The name of the Corporation is T/SF Communications Corporation.

        2. The Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:

        FIRST: The name of the corporation is T/SF Communications Corporation.

        SECOND: The registered office of the corporation is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle, State of Delaware 19805. The name of the registered agent at that address is Corporation Service Company.

        THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        FOURTH: The authorized capital stock of the Corporation and the aggregate number of shares which the Corporation shall have the authority to issue shall be 10,000,000 shares of Common Stock with a par value of $0.10 per share ("Common Stock") and 1,000,000 shares of preferred stock with a par value of $10.00 per share ("Preferred Stock"). The Common Stock and Preferred Stock shall have the designations, preferences, dividends, voting powers or restrictions, qualifications, limitations, and relative rights hereinunder described.

        A. Common Stock
           ------------

        Except as otherwise expressly provided by law or in this paragraph FOURTH, or as determined by the Board of Directors of the Corporation pursuant to the provisions hereof when fixing the voting rights of any series of the Preferred Stock to be issued and subject to the provisions of paragraph B hereof, voting rights upon any and all matters shall be vested in the holders of the Common Stock, each share of such Common Stock having one vote on all matters. Each fractional share, if any, of Common Stock shall be entitled to a corresponding fractional vote. Subject to the provisions hereof governing the payment of dividends on the Preferred Stock, as determined by the Board of Directors of the Corporation pursuant to the provisions of Paragraph B hereof, the Board of Directors of the Corporation may declare and pay dividends, in its discretion, on the Common Stock of the Corporation out of funds legally available for the payment of dividends. Upon any voluntary or involuntary liquidation of the Corporation and after the holders of shares of the Preferred Stock, as determined by the Board of Directors of the Corporation






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pursuant to the provisions of Paragraph B hereof, shall have been paid the full preferential amounts to which they shall be entitled, the holders of shares of the Common Stock shall be entitled to share in all remaining assets of the Corporation. The Common Stock of the Corporation shall not be redeemable without the consent of the holders of the shares to be redeemed.

        B.   Preferred Stock.
             ---------------

        The shares of the Preferred Stock may be divided into and issued in series. The Board of Directors of the Corporation shall be expressly vested with full authority and discretion to establish one or more series of Preferred Stock and to fix and determine by written action or resolution the relative rights and preferences of the shares of Preferred Stock or any series thereof so established, to the full extent now or hereafter permitted by the General Corporation Law of the State of Delaware, including, but not limited to, the fixing and determining of the following:

             1. The rate of dividend of such stock or any series thereof and whether such dividends are to be cumulative and the priority, if any, of dividend payments relative to other series in the class;

             2. Whether the shares of such stock or any series thereof may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

             3. The amount payable upon such shares or any series thereof in the event of voluntary or involuntary liquidation and the priority, if any, of each series relative to other series in the class with respect to amounts payable upon liquidation;

             4. Sinking fund provisions, if any, for the redemption or purchase of such shares or any series thereof;

             5. The terms and conditions, if any, on which such shares or any series thereof may be converted into or exchanged for shares of any other class (common or preferred) or into shares of any series of the same class, and, if provision is made for conversation or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange; and

             6. Voting rights, if any, of such shares or any series thereof.

        C.   Pre-Emptive Rights.
             ------------------

        No holder of shares of any class of stock of the Corporation shall be entitled, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever, or of obligations or other securities convertible into, or exchangeable for, any stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend, stock split or other distribution."

and said Certificate of Incorporation as herein amended shall continue in full force and effect until further changed, altered or amended as therein provided and in the manner prescribed by the provisions of the GCL.

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        FIFTH: To the fullest extent that elimination or limitation of the liability of directors is permitted by law, as the same is now or may hereafter be in effect, no director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director.

        SIXTH: The corporation shall, to the fullest extent permitted by law, as now or hereafter in effect, indemnify each person (including the heirs, executors, administrators and other personal representatives of such person) against expenses including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with any threatened, pending or completed suit, action or proceeding (whether civil, criminal, administrative or investigative in nature or otherwise) in which such person may be involved by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving any other incorporated or unincorporated enterprise in such capacity at the request of the corporation. Expenses (including attorneys' fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of the action, suit or proceeding, but, if Delaware law requires, advancement of expenses shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay the amounts advanced if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation. The indemnification provided for in this certificate of incorporation shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

        SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of (S)291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of (S)279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on the corporation.

        EIGHT: Unless, and except to the extent that, the by-laws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.

        NINTH: The board of directors may from time to time adopt, amend or repeal the by-laws of the corporation, subject to the power of the stockholders to adopt any by-laws or to amend or repeal any by-laws adopted, amended or repealed by the board of directors.

                                       3
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        3.    The amendment of the Certificate of Incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Dated:  February 5, 1998

                                        T/SF COMMUNICATIONS CORPORATION


                                        By:  /s/  Brian A. Meyer
                                           ______________________________
                                             Brian A. Meyer
                                             Secretary and General Counsel